SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934




                         Date of Report: April 25, 1997




                                 SPX CORPORATION
               (Exact name of registrant as specified in charter)



       Delaware                     1-6948                     38-1016240
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer Number)


     700 Terrace Point Drive, Muskegon, Michigan  49443-3301
      (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code:
     (616) 724-5000

ITEM 5. OTHER EVENTS

      On March 11, 1997, the company commenced a cash tender offer for all $128,415,000 principal amount of its outstanding 11_% Senior Subordinated Notes Due 2002 (the "Notes") at a purchase price determined by reference to a fixed spread of 35 basis points over the yield to maturity of the United States Treasury 5 3/8% Notes due May 31, 1998 at 3:00 P.M. New York City time, on March 25, 1997, of which an amount equal to 1% of principal amount of each Note purchased constituted a consent payment that was paid for Notes tendered on or prior to March 25, 1997, and the remainder constituted the purchase price that was paid for all Notes tendered on or prior to April 9, 1997 (the Expiration
Date), plus accrued but unpaid interest to (but excluding) the date of payment of such purchase price.

      The tender offer expired at 5:00 P.M., New York City time, on April 9, 1997. Of the $126,734,000 Notes that were tendered, $126,372,000 were tendered by March 25, 1997 and the balance, $362,000, were tendered by April 9, 1997. The company paid for these Notes on April 14, 1997. The retirement of the Notes resulted in an extraordinary pretax charge of $16.4 million, or $10.3 million after-tax, which was recorded by the company in the first quarter of 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99   Press Release, dated March 11, 1997, issued by the company.




                                   SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPX CORPORATION
                                  (registrant)



Dated:  April 25, 1997   By: /s/ Patrick J. O'Leary
                                 Patrick J. O'Leary
                                 Vice President Finance, Treasurer
                                 and Chief Financial and Accounting Officer